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                                                                    EXHIBIT 99.7

                                                             Grant No._________


                            CELLSTREAM NETWORKS INC.
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of CellStream Networks Inc. (the "Corporation"):

               Optionee:
                        -------------------------------------------------------
               Grant Date:
                          ------------------------------------------------------
               Vesting Commencement Date:
                                         ---------------------------------------
               Exercise Price:  $                                    per share
                                  ---------------------------------
               Number of Option Shares:                            shares
                                       ---------------------------
               Expiration Date:
                               -------------------------------------------------
               Type of Option:    [ ]  Incentive Stock Option
                                  [ ]  Non-Statutory Stock Option
               Date Exercisable:  Immediately Exercisable

               Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, (i) twenty percent (20%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next forty-eight (48) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the CellStream Networks Inc. 1995 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.


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               Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

               REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

               No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                , 199
---------------
      Date


                                                   CELLSTREAM NETWORKS INC.



                                                   By:
                                                      --------------------------

                                                   Title:
                                                         -----------------------


                                                   -----------------------------
                                                   OPTIONEE

                                                   Address:
                                                            --------------------

                                                   -----------------------------


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 1995 Stock Option Plan

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